Exhibit 10.2



                            INDEMNIFICATION AGREEMENT

         INDEMNIFICATION AGREEMENT (the "AGREEMENT") between Peach Auto Painting and Collision, Inc., a Delaware corporation (the "COMPANY"), and ____________, a director and/or an officer of the Company (the "INDEMNITEE"), dated as of __________, 1997.

                                R E C I T A L S:

         1. It is essential that the Company retain as directors and officers the most capable persons available.

         2. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors/officers of public companies in today's environment.

         3. The Indemnitee has agreed to serve as a director and/or an officer of the Company.

         4. The Articles of Incorporation (the "ARTICLES OF INCORPORATION") and the Bylaws of the Company (the "BYLAWS") provide for certain indemnification of the officers and directors of the Company.

         5. In recognition of Indemnitee's need for substantial protection against personal liability and to provide Indemnitee with specific contractual assurance that the protection provided by the Articles of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles of Incorporation or Bylaws, or any Change in Control (as herein defined), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1.        INDEMNIFICATION.

                  In the event that the Indemnitee was or is made a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, or is or was otherwise involved, in any action, suit, proceeding, arbitration, alternate dispute resolution mechanism, or any inquiry or investigation, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that the Indemnitee or a person of whom the Indemnitee is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such actual or threatened proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, the Indemnitee shall be indemnified and held harmless by


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the Company to the fullest extent authorized by the Delaware General
Corporation Law (the "DGCL"), the Articles of Incorporation and the Bylaws as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith, and such indemnification shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in
Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

                  Section 2.        SUIT TO RECOVER.

                  If a claim under Section 1 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expense incurred in defending any actual or threatened Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including it Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                  Section 3.        "CHANGE IN CONTROL".

                  Following any "CHANGE IN CONTROL" of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by Independent Legal Counsel selected by the Indemnitee, such Independent Legal Counsel to be retained by the Board of Directors on behalf of the Company. "INDEPENDENT LEGAL COUNSEL" shall mean an attorney or firm of attorneys who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).


                  Section 4.        INSURANCE.

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                  The Company will attempt to procure insurance to protect
itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same extent as any other director or officer of the Company. Furthermore, the Company will attempt to procure insurance against any liability on the part of the Indemnitee regardless of whether the Company has the power to indemnify Indemnitee under applicable law.

                  Section 5.        ADVANCE OF EXPENSES.

                  The right to indemnification conferred by this Agreement shall include the right to be paid by the Company the expenses incurred in defending any actual or threatened Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the DGCL requires, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of any actual or threatened proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

                  Section 6.        INDEMNIFICATION FOR ADDITIONAL EXPENSES.

                  The Company shall indemnify Indemnitee against any and all expenses (including reasonable attorneys' fees) and, if requested by Indemnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of expenses by the Company under this Agreement, the Articles of Incorporation or any other agreement, certificate of incorporation or Company bylaw now or hereafter in effect relating to claims and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company; PROVIDED, HOWEVER, that the payment of expenses incurred by Indemnitee in advance of the final disposition of such action will be made only upon receipt by the Company of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

                  Section 7.        PARTIAL INDEMNITY.

                  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the expenses, judgments, fines, penalties and amounts paid in settlement of a claim but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all expenses incurred in connection therewith.


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                  Section 8.        BURDEN OF PROOF.

                  In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  "REVIEWING PARTY" shall mean any person or group of persons consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification or Independent Legal Counsel, who shall determine whether Indemnitee is entitled to be indemnified hereunder.

                  Section 9.        NO PRESUMPTION.

                  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under the applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

                  Section 10.       NON-EXCLUSIVITY.

                  The rights conferred in this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or of disinterested directors or otherwise.

                  Section 11.       SUBROGATION.

                  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.


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                  Section 12.       NO DUPLICATION OF PAYMENTS.

                  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Articles of Incorporation or otherwise) of the amounts otherwise indemnifiable hereunder.

                  Section 13.       BINDING FACTS.

                  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request. In addition, the Company will bring no action against the Indemnitee or the Indemnitee's heirs or personal representatives relating to the Indemnitee's service as a director, after the expiration of one year from the date the Indemnitee ceases (for any reason) to serve as a director of the Company, and any claim or cause of action of the Company will be extinguished and deemed released unless asserted by the filing of a legal action before the expiration of such period.

                  Section 14.       SEVERABILITY.

                  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

                  Section 15.       AMENDMENT.

                  This Agreement may not be changed, modified or amended except in writing signed by the parties hereto.


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                  IN WITNESS WHEREOF, the Company and the Indemnitee have
executed this Agreement as of the day and year first above written.

                                COMPANY:
                                PEACH AUTO PAINTING AND
                                COLLISION, INC.


                                By:_________________________________________
                                         Lenward C. Wilbanks, Jr., President


                                INDEMNITEE:
                                ____________________________________________


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